SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 2, 2004

                        Commission File Number: 000-49679

                                LitFunding Corp.
                                ----------------
             (Exact name of registrant as specified in its charter)

Nevada                                                               93-1221399
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

3760 Pecos McLeod Drive, Las Vegas, Nevada, 89121                         89121
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(Address of principal executive offices)                             (Zip Code)



                                  (702)317-1610
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              (Registrant's Telephone Number, Including Area Code)






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ITEM 8.01 OTHER EVENTS.

    On December 2, 2004, LitFunding Corp., a Nevada corporation (the "Company") and California LitFunding, a Nevada corporation, the Company's wholly owned subsidiary (the "Subsidiary"), and a certain group of creditors referred to as the IEP Claimants (the "IEP Claimants") entered into that certain Stipulation Between Reorganized Debtor And IEP Claimants (Class 6) Re Appointment Of Agent To Control Collection Of Receivables Due (the "Stipulation"). The IEP Claimants are a group of creditors that provided substantial funding to the Subsidiary's predecessor-in-interest by merger, California LitFunding, a California corporation ("California LitFunding") during calendars years 2001 and 2002. The funds provided by the IEP Claimants were used by California LitFunding to fund a number of litigation matters. These advanced were provided pursuant to a defined list of Settlement Agreements that are collectively referred to as the "Contract Pool" (the "Contract Pool").

    The Stipulation referenced above implements a provision in the Second Amended Joint Chapter 11 Plan of Reorganization (the "Plan) filed by the Company and the Subsidiary (together the "LitFunding Companies"). This Plan was approved by the United States Bankruptcy Court on June 17, 2004. In summary, the operative provision of the Plan that is being implemented by the Stipulation authorized the LitFunding Companies to voluntarily transfer control over the enforcement of the Settlement Agreements within the Contract Pool to an agent designated by the IEP Claimants. Pursuant to the Stipulation, from and after January 1, 2005, an agent designated by the IEP Claimants will enforce the Settlement Agreements within the Contract Pool, and collect all funds payable under the terms of these agreements. As the funds are collected from this source, they will be distributed in accordance with the provisions in the Plan.

    In order to facilitate the seamless transfer of control over the Contract Pool, the Stipulation provides that the LitFunding Companies will transfer to the agent designated by the IEP Claimants all books and records relating to the Contract Pool, and the management of the LitFunding Companies will provide this agent transition assistance for a period of time. The Stipulation also provides that the LitFunding Companies obligations under that certain Contingent Administrative Note, as defined in the Plan (original face amount $1,590,000) will be exonerated effective January 1, 2005, if the LitFunding Companies comply with their obligations under the terms of the Stipulation.

    On December 6, 2004, the LitFunding Companies filed a motion with the United States Bankruptcy Court seeking an order approving the Stipulation.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       LitFunding Corp.
                                       a Nevada corporation


December 7, 2004                  By:  /s/ Morton Reed
                                       -------------------------------------
                                       Morton Reed, Chief Executive Officer